UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2023

Vintage Wine Estates, Inc.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-40016	87-1005902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

937 Tahoe Boulevard Suite 210
Incline Village, Nevada		89451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 289-9463

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, no par value per share	VWE	The Nasdaq Stock Market LLC
Warrants to purchase common stock	VWEWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On July 20, 2023, Vintage Wine Estates, Inc. ("VWE" or the "Company") issued a press release announcing, among other things, certain preliminary unaudited financial results for the fiscal year ended June 30, 2023. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information set forth, or referred to, in this Item 2.02, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), except as expressly set forth by specific reference in such filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On July 20, 2023, as a result of recent changes in the Company's financial condition, the Company's executive officers, authorized by the Board of Directors (the "Board") to take such action, approved an organizational restructuring plan (the "Plan") to expand margin through simplification and improved execution, measurably reduce costs, improve cash management, monetize assets, reduce debt and grow revenue of its key brands. As part of the Plan, which was finalized on July 17, 2023, there is a reduction in force affecting approximately 25 roles, or 4% of the workforce, which is expected to increase the Company's annualized cost savings to approximately $6 million, including the impact of the actions taken in March 2023 as discussed in the Company's press release dated April 5, 2023. Affected employees were informed of the reduction in force on or about July 20, 2023. The Company expects the reduction in force to be substantially complete by the end of the first quarter of fiscal 2024.

Cash expenditures for the reduction in force are estimated to be $6 million to $7 million, substantially all of which are related to employee severance and benefits costs. The majority of the expense will be accrued in the first quarter of fiscal 2024.

Item 2.05 of this report ("Item 2.05") contains "forward-looking statements" within the meaning established by the Private Securities Litigation Reform Act of 1995, which are identified by words such as "expects," "estimates," or "estimated," "expected," and other similar words, expressions, and formulations. Item 2.05 contains forward-looking statements regarding the timing and scope of the reduction in force and the amount and timing of the related charges. Many factors could affect the actual results of the reduction in force, and variances from the Company's current expectations regarding such factors could cause actual results of the reduction in force to differ materially from those expressed in these forward-looking statements. The Company presently considers the following to be a non-exclusive list of important factors that could cause actual results to differ materially from its expectations: estimates of employee headcount reductions; cash expenditures that may be made by the Company in connection with the reduction in force; and the number of outstanding unvested equity awards that will be canceled as a result of the reduction in force. A detailed discussion of these and other risks and uncertainties that could cause the Company's actual results to differ materially from these forward-looking statements is included in the documents that the Company files with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K. These forward-looking statements speak only as of the date of this Report, and the Company does not undertake any obligation to revise or update such statements, whether as a result of new information, future events, or otherwise.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Kaufman Appointment

On July 20, 2023, the Company announced that the Board appointed Seth Kaufman, age 49, as the Company’s President and Chief Executive Officer, effective on or prior to October 30, 2023. In connection with such appointment, the Company entered into an Employment Agreement (the "Employment Agreement") with Mr. Kaufman, pursuant to which the Company will pay an annualized base salary of $900 thousand, a target bonus of 80% of base salary, which is guaranteed for fiscal 2024, and a signing bonus of $326 thousand payable in two equal lump sums on the 6-month and 12-month anniversary dates of his employment, respectively. Additionally, the Company awarded Mr. Kaufman a one-time grant of 4 million stock options, pursuant to the Company's 2021 Omnibus Incentive Plan (the "2021 Plan"), with each one-fourth of the granted options vesting over four years and being exercisable at $1.50, $3.00, $4.50, and $6.00 per share respectively; 1 million time-vesting restricted stock units pursuant to the 2021 Plan, which vest over four years; and 2 million performance-vesting restricted stock units (the "PSUs") pursuant to the 2021 Plan, which vest over four years, provided that for each one-third of the granted PSUs, the Volume Weighted Average Price per share of the Company's common stock over a 30 day consecutive trading day period preceding an applicable vesting date is at least $2.00, $4.00, and $6.00 per share, respectively.

For the last four years, Mr. Kaufman has been President and CEO of Moët Hennessy North America, which is a wine and spirits business of LVMH. Prior to LVMH, Mr. Kaufman progressively advanced through several roles over a nearly 20-year career with PepsiCo, Inc., including President, PepsiCo North America Nutrition and the Hive Emerging Brand Unit, Senior Vice President, Pepsi Trademark and Flavors, and the Chief Marketing Officer, PepsiCo North America Beverages. His career began as a Regional Market Director for a division of Interep Radio. Mr. Kaufman earned his M.B.A. from the University of Michigan, Ross School of Business and his B.S. in Television, Radio & Film Management from the Syracuse University, S.I. Newhouse School of Public Communications.

There are no family relationships among Mr. Kaufman and any of our directors and executive officers and, except as discussed above, there are no arrangements or understandings between him and any other persons pursuant to which he was appointed as our Chief Executive Officer. Neither Mr. Kaufman nor any of his immediate family members have been a party to any transaction with the Company, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K.

Wheatley Separation Agreement

On July 19, 2023, the Company and Terry Wheatley, President of VWE, entered into a Separation Agreement and Release of all Claims (the "Separation Agreement") whereby Ms. Wheatley voluntarily elected to resign from the Company, effective July 19, 2023. Pursuant to the terms of the Separation Agreement, the employment agreement between the Company and Ms. Wheatley effective June 7, 2021 (the "Prior Employment Agreement") was terminated and upon such termination the Company agreed to provide Ms. Wheatley her accrued but unpaid Base Salary and PTO (as defined in the Prior Employment Agreement) through July 19, 2023, and any vested amounts or benefits that she is entitled to receive under any plan, program, or policy, as described in Section 5.1 of the Prior Employment Agreement. Pursuant to the terms of the Separation Agreement, the Company agreed to pay Ms. Wheatley an amount equal to three years of her annual base salary, to be paid in monthly installments over twenty-four consecutive months, a one-time payment of $125 thousand and reimbursement for the cost of health insurance continuation coverage through December 31, 2023, if continuation coverage is elected by Ms. Wheatley. In addition, the Company agreed to use good faith reasonable efforts to enter into an asset purchase agreement for the sale to Ms. Wheatley of the Company’s intellectual property rights related to its "Purple Cowboy," "Wine Sisterhood" and "Gem & Jane" trademarks. In connection with her separation, all outstanding stock options and unvested restricted stock units previously granted to Ms. Wheatley under the 2021 Plan ceased to vest and any unvested awards were forfeited.

The Company issued press releases announcing such management changes on July 20, 2023. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2.

The foregoing summaries of the Employment Agreement and Separation Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Employment Agreement and Separation Agreement, respectively, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, which are incorporated herein by reference.

Johnston Compensation Changes

On July 17, 2023, the Compensation Committee (the "Committee") of the Board unanimously approved an increase in the annualized base salary for Kristina Johnston, Chief Financial Officer of the Company, effective July 1, 2023, from $320 thousand to $400 thousand, awarded Ms. Johnston a one-time retention bonus in the amount of $175 thousand, provided Ms. Johnston remains employed by the Company at September 30, 2023, and granted Ms. Johnston a one-time stock compensation award of 250 thousand restricted stock units that vest over two years, 500 thousand restricted stock units that vest over four years, 62.5 thousand stock options that vest over two years with an exercise price of $1.50, and 187.5 thousand stock options that vest over four years with an exercise price of $1.50.

The descriptions of Mr. Kaufman's and Ms. Johnston's option awards are not complete and are qualified in their entirety by reference to the Form of Stock Option Award Agreement (2021 Omnibus Incentive Plan), attached hereto as Exhibit 10.3 and incorporated herein by reference. The descriptions of Mr. Kaufman’s and Ms. Johnston’s time-vesting restricted stock unit awards are not complete and are qualified in their entirety by reference to the Form of Restricted Stock Unit Award Agreement (2021 Omnibus Incentive Plan – Time Vesting), attached hereto as Exhibit 10.4 and incorporated herein by reference. The description of Mr. Kaufman’s performance-vesting restricted stock unit awards is not complete and is qualified in its entirety by reference to the Form of Restricted Stock Unit Award Agreement (2021 Omnibus Incentive Plan – Performance Vesting), attached hereto as Exhibit 10.5 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Employment Agreement between Vintage Wine Estates, Inc., a Nevada Corporation, and Seth Kaufman ◆
10.2	Separation Agreement and Release of all Claims dated July 19, 2023, between Vintage Wine Estates, Inc. and Terry Wheatley ◆ †
10.3	Form of Stock Option Award Agreement (2021 Omnibus Incentive Plan) ◆
10.4	Form of Restricted Stock Unit Award Agreement (2021 Omnibus Incentive Plan – Time Vesting) ◆
10.5	Form of Restricted Stock Unit Award Agreement (2021 Omnibus Incentive Plan – Performance Vesting) ◆
99.1	Press Release of Vintage Wine Estates, Inc. dated July 20, 2023
99.2	Press Release of Vintage Wine Estates, Inc. dated July 20, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

◆ Indicates management compensatory plan, contract or arrangement.

† Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vintage Wine Estates, Inc.
(Registrant)
Date:	July 20, 2023	By:	/s/ Kristina Johnston
Kristina Johnston Chief Financial Officer